UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2005

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Application for Surcharge Under Power Supply Adjuster
     On July 22, 2005, Arizona Public Service Company (“APS”) filed an Application for Surcharge with the Arizona Corporation Commission (the “ACC”) requesting recovery of $100 million in deferred fuel and purchased power costs under the power supply adjuster (“PSA”) approved by the ACC in APS’ recent general rate case. See “APS General Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in Pinnacle West Capital Corporation’s and APS’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 for additional information regarding the general rate case and the PSA.
     As required by the ACC order approving the PSA, APS filed the Application for Surcharge after the PSA “bank balance” reached $50 million and before it reached $100 million, which APS expects to occur by mid-August of this year. APS proposes to recover $100 million of the PSA bank balance over a 24-month period beginning with billing cycle one of November 2005. The requested PSA surcharge represents an approximate 2.2% temporary increase in overall APS annual retail revenues.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: July 22, 2005	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: July 22, 2005	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

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